EXHIBIT 4.2

THIS NOTE AND THE COMMON STOCK REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAS BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THE NOTE NOR THE COMMON STOCK MAY BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE 1933 ACT AND ANY
APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THIS NOTE.

This note is one of a series issued in the aggregate principal amount of $_________.

                           APPLIED DNA SCIENCES, INC.


___________ __, 2005                                                     $50,000

                     10% SECURED CONVERTIBLE PROMISSORY NOTE

Applied DNA Sciences, Inc. (the "Company"), for value received, hereby promises to pay to _________________ or registered assigns (the "Holder") twelve months from the date hereof on _______________, 2006, the "Maturity Date"), at the principal offices of the Holder, the principal sum of FIFTY THOUSAND DOLLARS ($50,000) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the outstanding principal sum hereof at the rate of ten percent (10%) per annum. Any principal payment or interest payment on the unpaid principal amount of this Note not paid when due, whether at the Maturity Date, on the effective date of an Early Termination Event, by acceleration or otherwise, shall bear interest at twelve percent (12%) or the maximum rate permissible by law, whichever is less. Payment of Principal and accrued interest, if any, shall be payable on the Maturity Date in like coin or currency to the Holder hereof at the address of the Holder designated above or at such other place as the Holder shall have notified the Company in writing at least five (5) days before the Maturity Date, provided that any payment otherwise due on a Saturday, Sunday or legal Bank holiday may be paid on the following business day.

          This Note is secured by all the assets of the Company including but not limited to patents, licenses, equipment, fixtures, inventory and accounts receivable, for the benefit of the Holder pursuant to a Security Agreement of even date herewith ("Security Agreement"). Reference herein to the Security Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein.

          The rights and remedies of the Holder hereunder are subject to the terms and conditions of the Security Agreement including, without limitation, powers with respect to the enforceability and collectibility of all amounts due hereunder. Reference to the Security Agreement is made for a complete description of the rights, powers and obligations of the Holder.

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          1. Transfers of Note to Comply with the 1933 Act

          The Holder agrees that this Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (1) to a person whom the Note may legally be transferred without registration and without delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 1 with respect to any resale or other disposition of the Note; or (2) to any person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

          2. Prepayment; Repayment Upon Consolidation or Merger.

          (a) The principal amount of this Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of this Note, all accrued, but unpaid, interest shall be paid to the Holder on the date of prepayment. The date upon which the Company prepays the principal plus all accrued and unpaid interest due on this Note shall be hereinafter referred to as the "Prepayment Date."

          (b) This Note shall be paid in full, without premium, in the event the Company consolidates or merges with another corporation, unless (i) the Company shall be the surviving corporation in such consolidation or merger or (ii) the other corporation controls, is under common control with or is controlled by the Company immediately prior to the consolidation or merger whether or not the Company shall be the surviving corporation in such consolidation or merger, in which event this Note shall remain outstanding as an obligation of the consolidated or surviving corporation.

          3. Conversion of Note

          (a) This Note shall automatically convert into shares of Common Stock of the Company upon the filing of a registration statement with the Securities and Exchange Commission for Common Stock of the Company. The conversion rate shall be $.50 per share, and the entirety of the debt shall be applied to purchase of Common Stock at such price.

          (b) The Holder shall have the right from time to time, and at any time on or prior to the Maturity Date, to convert all or any part of the entirety of the debt then outstanding under this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the issue date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at a conversion price equal to $.50 per share;

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
          (c) Notwithstanding the foregoing, in the event that any sums due under this Note are not repaid on the Maturity Date, the Holder will have the option to convert the entirety of the debt then outstanding under this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the issue date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at a conversion price equal to the number of Shares derived by dividing the sum of such debt by the dollar value equal to 80% of the closing ask price of the Shares on the last trading day immediately preceding the Maturity Date as reported on the market upon which the Shares shall then be trading, provided, however, that the conversion price shall never be less than $0.33 per share. .

          4. Covenants of Company

          The Company covenants and agrees that, so long as any principal of, or interest on, this Note shall remain unpaid, unless the Holder shall otherwise consent in writing, it will comply with the following terms:

          (a) Reporting Requirements. The Company will furnish to the Holder:

               (i) as soon as possible, and in any event within ten (10) days after obtaining knowledge of the occurrence of (A) an Event of Default, as hereinafter defined, (B) an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or (C) a material adverse change in the condition or operations, financial or otherwise, of the Company, taken as whole, the written statement of the Chief Executive Officer or the Chief Financial Officer of the Company, setting forth the details of such Event of Default, event or material adverse change and the action which the Company proposes to take with respect thereto;

               (ii) promptly after the sending or filing thereof, copies of all financial statements, reports, certificates of its Chief Executive Officer, Chief Financial Officer or accountants and other information which the Company or any subsidiary sends to any holders (other than the Notes) of its securities;

               (iii) promptly after the commencement thereof, notice of each action, suit or proceeding before any court or other governmental authority or other regulatory body or any arbitrator as to which there is a reasonable possibility of a determination that would (A) materially impact the ability of the Company or any subsidiary to conduct its business, (B) materially and adversely affect the business, operations or financial condition of the Company taken as a whole, or (C) impair the validity or enforceability of the Notes or the ability of the Company to perform its obligations under the Notes;

               (iv) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Company as the Holder from time to time may reasonably request.

          (b) Taxes. The Company has filed or will file all federal, state and local tax returns required to be filed or sent or has obtained extensions thereof. Except as otherwise disclosed, the Company has timely paid or made provision for all taxes shown as due and payable on its tax returns required to be filed prior to the date hereof and all assessments received by the Company and will timely pay all taxes that will be shown as due and payable on its tax returns required to be filed after the date hereof, except to the extent that the Company shall be contesting such taxes and assessments in good faith by appropriate proceedings.

          (c) Compliance with Laws. The Company will comply, in all material respects with all applicable laws, rules, regulations and orders, except to the extent that noncompliance would not have a material adverse effect upon the business, operations or financial condition of the Company taken as a whole.

          (d) Keeping of Records and Books of Account. The Company will keep adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles, reflecting all of its financial and other business transactions.

          (e) Negative Covenants. The Company covenants and agrees that while this Note is outstanding it will not directly or indirectly:

               (i) Incur any indebtedness (other than in the ordinary course of its business) or grant any liens with respect to any of its assets, without the written consent of the Holder (which shall not be unreasonably withheld);

               (ii) Guaranty or otherwise in any way become or be responsible for indebtedness for borrowed money, or for obligations, in either case of any of its officers, directors or principal stockholders or any of their affiliates, contingently or otherwise, other than such guaranties existing as of the date hereof, or in any way fail to comply with the provisions of the Sarbanes-Oxley Act of 2002;

               (iii) Declare or pay cash dividends;

               (iv) Sell, transfer or dispose of, any of its assets other than in the ordinary course of its business and for fair value;

               (v) Purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding; or

               (vi) Repay out of the proceeds of this Note any indebtedness for borrowed funds or any related party obligations except for Notes heretofore issued to persons to investors through offerings in which Vertical Capital Partners, Inc acted as placement agent.

          (f) Security Interest. Except with respect to prior Notes of the Company sold through offerings in which Vertical Capital Partners, Inc. acted as placement agent and which the Company intends either to repay with the proceeds of these Notes or effect a conversion into Common Stock, the Company represents and warrants that it has not granted any other party a security interest in any of its (or its subsidiaries) patents, licenses, equipment, fixtures, inventory or accounts receivable. The Company certifies under penalty of perjury that the security interest in the collateral is not pledged and the Holder will assume a senior security position on such collateral.

          5. Events of Default and Remedies

          (a) Any one or more of the following events which shall have occurred and be continuing shall constitute an event of default (Event of Default):

               (i) Default in the payment of the principal or accrued interest on this Note or upon any other indebtedness of the Company after the date hereof that is greater than $100,000, as and when the same shall become due, whether by default or otherwise, which Default shall have continued for a period of five
(5) business days; or

               (ii) Any representation or warranty made by the Company or any officer of the Company in the Notes, or in any agreement, report, certificate or other document delivered to the Holder pursuant to the Notes shall have been incorrect in any material respect when made which shall not have been remedied ten (10) days after written notice thereof shall have been given by the Holder; or

               (iii) The Company shall fail to perform or observe any affirmative covenant contained in Section 4 of this Note or any of the Notes and such Default, if capable of being remedied, shall not have been remedied ten
(10) days after written notice thereof shall have been given by the Holder; or

               (iv) The Company or any subsidiary (A) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for such the Company or any subsidiary or for any substantial part of its property, or shall consent to the commencement against it of such a proceeding or case, or shall file an answer in any such case or proceeding commenced against it consenting to or acquiescing in the commencement of such case or proceeding, or shall consent to or acquiesce in the appointment of such a receiver, trustee, custodian or similar official; (B) shall be unable to pay its debts as such debts become due, or shall admit in writing its inability to apply its debts generally; (C) shall make a general assignment for the benefit of creditors; or (D) shall take any action to authorize or effect any of the actions set forth above in this subsection 5(a)(iv); or

               (v) Any proceeding shall be instituted against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property, and either such proceeding shall not have been dismissed or shall not have been stayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

               (vi) One or more final judgments, arbitration awards or orders for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Company, which judgment remains unsatisfied for thirty (30) days after the date of such entry.

               (vii) Delisting of the Common Stock from the principal market or exchange on which the Common Stock is listed for trading; Company's failure to comply with the conditions for listing; or notification that the Company is not in compliance with the conditions for such continued listing.

               (viii) The issuance of an SEC stop trade order or an order suspending trading of the Common Stock from the principal market or exchange on which the Common Stock is listed for trading for longer than five (5) trading days.

               (ix) The failure by the Company to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, or the failure to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or the failure to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, and any such failure shall continue uncured for ten (10) days after the Company shall have been notified thereof in writing by the Holder;

               (x) The failure by the Company to file the Registration Statement on or about February 15, 2005, or obtain effectiveness with the Securities and Exchange Commission of the Registration Statement within 120 days from that date or such Registration Statement lapses in effect (or sales cannot otherwise be made there under effective, whether by reason of the Company's failure to amend or supplement the prospectus included therein) for more than thirty (30) consecutive days after the Registration Statement becomes effective which shall include Common Stock into which this Note may be converted; or

               (xi) The Company shall encumber or hypothecate the collateral subject to the Security Agreement to any party;

               (xii) A default by the Company of a material term, covenant, warranty or undertaking of any other agreement to which the Company and Holder are parties, or the occurrence of an event of default under any such other agreement; or

               (xiii) A default by the Company under its license agreement with Biowell Technology, Inc.

          (b) In the event of and immediately upon the occurrence of an Event of Default, the Note shall become immediately due and payable without any action by the Holder and the Note shall bear interest until paid at the rate of 12% per annum or such amount as shall be allowed by law (the "Default Interest Rate"). If an Event of Default occurs and is continuing, Holder may pursue any available remedy to collect the payment of all amounts due under the Note or to enforce the performance of any provision of the Note. No waiver of any default under the Note shall be construed as a waiver of any subsequent default, and the failure to exercise any right or remedy thereunder shall not waive the right to exercise such right or remedy thereafter.


          (c) The Company covenants that in case the principal of, and accrued interest on, the Note becomes due and payable by declaration or otherwise, then the Company will pay in cash to the Holder of this Note, the whole amount that then shall have become due and payable on this Note for principal or interest, as the case may be, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable fees and disbursements of the Holder's legal counsel. In case the Company shall fail forthwith to pay such amount, the Holder may commence an action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree against Company or other obligor upon this Note, wherever situated, the monies adjudicated or decreed to be payable.

          (d) The Company agrees that it shall give notice to the Holder at its registered address by facsimile, confirmed by certified mail, of the occurrence of any Event of Default within ten (10) days after such Event of Default shall have occurred.

          6. Waiver of Automatic Stay

          The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Note, Security Agreement, Subscription Agreement and any other agreement to which the Company and Holder are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE COMPANY EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Company hereby consents to any motion for relief from stay which may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Company and,

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
further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Company further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Company has been represented (or has had the opportunity to be represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Company and that the Company has had the opportunity to discuss this waiver with counsel. The Company further agrees that any bankruptcy or insolvency proceeding initiated by the Company will only be brought in courts within the geographic boundaries of New York State.

          7. Failure to Pay Upon Maturity

          In the event that the sum due under the Note is not repaid on the Maturity Date, the Holder will have the option to either have the Note accrue interest at 12% or such amount as legally allowed until paid, or to convert the entirety of the debt then outstanding under the Note into the number of Shares derived by dividing the sum of such debt by the dollar value equal to 80% of the closing ask price of the Shares on the last trading day immediately preceding the Maturity Date as reported on the market upon which the Shares shall then be trading, provided, however, that the conversion price shall never be less than $0.33 per share. Any Shares acquired thereby shall carry with them the demand and piggy back registration rights granted to the Holder hereby.



          8. Unconditional Obligation; Fees, Waivers, Other.

          (a) The obligations to make the payments provided for in this Note are
absolute  and   unconditional   and  not  subject  to  any   defense,   set-off,
counterclaim, rescission, recoupment or adjustment whatsoever.

          (b) If, following the occurrence of an Event of Default, Holder shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from the Company, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by Holder in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

          (c) No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

          (d) This Note may not be modified or discharged (other than by payment or conversion) except by a writing duly executed by the Company and Holder.

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
          (e) Holder hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which the Company had or is existing as security for any amount called for hereunder.

          9. Miscellaneous

          (a) The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

          (b) This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company.

          All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the address of the intended recipient as set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Note.(c) The Company may consider and treat the entity in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the limitations herein stated, the registered owner of this Note shall have the right to transfer this Note by assignment, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owners shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

          (d) Payments of principal and interest shall be made as specified above to the registered owner of this Note. No interest shall be due on this Note for such period of time that may elapse between the maturity of this Note and its presentation for payment.

          (e) The Holder shall not, by virtue, hereof, be entitled to any rights of a shareholder in the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

          (f) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

          (g) This Note shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof or the actual domiciles of the parties. The Company and the Holder hereby consent to the jurisdiction of the Courts of the State of New York and the United States District Courts situated therein in connection with any action concerning the provisions of this Note instituted by the Holder against the Company.

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
          (h) The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection which the Company may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company, mailed by certified mail to the Company's address, will be deemed in every respect effective service of process upon Payor, in any suit, action or proceeding. FURTHER, THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

          (i) No recourse shall be had for the payment of the principal or interest of this Note against any incorporator or any past, present or future stockholder officer, director, agent or attorney of the Company, or of any successor corporation, either directly or through the Company or any successor corporation, otherwise, all such liability of the incorporators, stockholders, officers, directors, attorneys and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Note.

          (j) This Note shall bind the Company and its successors and assigns.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the day and year first above written.

                                            APPLIED DNA SCIENCES, INC.


                                       By:  ________________________________
                                            Name:
                                            Title:

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